Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

AND LIMITED WAIVER

This FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), dated as of August 1, 2025 (the “First Amendment Effective Date”), is among U.S. ENERGY CORP., a Delaware corporation (the “Borrower”), FIRSTBANK SOUTHWEST, as administrative agent (in such capacity, the “Administrative Agent”), each Guarantor party hereto and the financial institutions party hereto as Lenders.

RECITALS

A.         The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 5, 2022 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.         The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms hereof, to certain amendments or modifications to the terms of the Credit Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

(a)    The following definitions are hereby added to Section 1.02 of the Credit Agreement, in proper alphabetical order, to read in their respective entireties as follows:

“First Amendment Effective Date” means August 1, 2025.

(b)    The following definitions in Section 1.02 of the Credit Agreement are hereby amended and restated to read in their respective entireties as follows:

“Maturity Date” means May 31, 2029.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to this Agreement; provided, however, for purposes of the calculation of the applicable components of the financial covenant calculations contained herein for the Test Period ending March 31, 2026, such amounts shall be annualized by taking the results of the fiscal quarter then ending, and multiplying them by four (4); for the Test Period ending June 30, 2026, such amounts shall be annualized by taking the results of the two (2) fiscal quarters then ending, and multiplying them by two (2); and for the Test Period ending September 30, 2026, such amounts shall be annualized by taking the results of the three (3) fiscal quarters then ending, and multiplying them by four (4) and dividing them by three (3).

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(c)    Section 7.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 7.16         Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is U.S. Energy Corp.; and the organizational identification number of the Borrower in its jurisdiction of organization is 6950334 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(i) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(i)).

(d)    Section 8.19 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.19         Affirmative Hedging Covenant. The Borrower shall deliver to the Administrative Agent, (a) on or prior to the date that is thirty (30) days after the First Amendment Effective Date, and (b) thereafter, on or prior to the date that is the earlier of (x) the delivery of financial statements for any fiscal quarter pursuant to Section 8.01(a) or (b) or (y) the date that is 60 days after the end of each fiscal quarter, evidence reasonably satisfactory to the Administrative Agent that the Borrower has entered into, or shall have caused another Loan Party to enter into, Swap Agreements with one or more Approved Counterparties with prices and terms reasonably satisfactory to the Administrative Agent to hedge notional volumes covering:

(i)         If the Borrowing Base Utilization Percentage as of such measurement date is less than 25%, then for each month during the period consisting of months 1 through 12 following such measurement date, not less than twenty-five percent (25%) of the reasonably anticipated projected production from the proved, developed producing Oil and Gas Properties of the Loan Parties of crude oil and natural gas for such calendar month as set forth in the most recently delivered Reserve Report;

(ii)         If the Borrowing Base Utilization Percentage as of such measurement date is equal to or greater than 25% and less than 50%, then for each month during the period consisting of months 1 through 12 following such measurement date, not less than thirty-five percent (35%) of the reasonably anticipated projected production from the proved, developed producing Oil and Gas Properties of the Loan Parties of crude oil and natural gas for such calendar month as set forth in the most recently delivered Reserve Report; and

(iii)         If the Borrowing Base Utilization Percentage as of such measurement date is equal to or greater than 50%, then for each month during the period consisting of months 1 through 24 following such measurement date, not less than forty percent (40%) of the reasonably anticipated projected production from the proved, developed producing Oil and Gas Properties of the Loan Parties of crude oil and natural gas for such calendar month as set forth in the most recently delivered Reserve Report.

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(e)    Section 9.01(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)         Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any Test Period, commencing with the Test Period ending March 31, 2026, permit its ratio of Total Debt as of such time to EBITDAX for the Test Period then ended to be greater than 3.0 to 1.0.

(f)    Section 12.01(a)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i)         if to the Borrower, to it at U.S. Energy Corp., 1616 S Voss, Suite 725 Houston TX, 77057, Attention: Ryan Smith (email: ryan@usnrg.com);

(g)    Annex B of Exhibit D of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex B hereto.

(h)    Schedule 7.14 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 7.14 hereto.

Section 3.    Amendments to Security Agreement and Other Loan Documents.

(a)    Schedules 3.2(b), 3.3, 3.4 and 3.5 to the Security Agreement are hereby amended and restated to read in their respective entireties as set forth on Schedules 3.2(b), 3.3, 3.4 and 3.5 hereto.

(b)    Each reference in the Loan Documents to the Borrower as a Wyoming corporation or as organized in or under the laws of the State of Wyoming is hereby replaced with a reference to the Borrower as a Delaware corporation or as organized in or under the laws of the State of Delaware, as applicable.

Section 4.    Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the First Amendment Effective Date:

(a)    the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower, each Guarantor and each Lender;

(b)    The Administrative Agent shall have received joinder documentation satisfactory to it, with respect to the Guaranty Agreement, the Security Agreement, and any other Security Instruments in order to comply with the terms of Section 8.14(b) of the Credit Agreement, with respect to its Subsidiary Coyote Resources, LLC, a Montana limited liability company (the “New Guarantor”);

(c)    The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, including the New Guarantor, setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation or formation and by-laws, company agreement or other applicable Organizational Documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary;

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(d)    the Administrative Agent shall have received certificates of the appropriate State agencies, as requested by the Administrative Agent, with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Borrowing Base Properties;

(e)    the Administrative Agent shall be satisfied that filing a UCC financing statement with the Delaware Department of State will perfect its security interest in certain of the Borrower’s assets under the Security Instruments;

(f)    the Administrative Agent shall have received reimbursement for all of its costs and expenses incurred by it prior to or in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the fees, charges and disbursements of counsel to the Administrative Agent; and

(g)    Administrative Agent shall have received such other certificates, documents, consents or opinions as the Administrative Agent may reasonably require.

Section 5.    Borrowing Base.

(a)    The parties hereto agree that (i) this Amendment shall serve as (A) the Proposed Borrowing Base Notice pursuant to the requirements of Section 2.07(c)(ii) of the Credit Agreement and (B) the New Borrowing Base Notice pursuant to the requirements of Section 2.07(d) of the Credit Agreement, and (ii) the adjustment set forth herein constitutes the Scheduled Redetermination to occur on or about April 1, 2025 pursuant to Section 2.07(b) of the Credit Agreement.

(b)    Effective as of the First Amendment Effective Date, the Borrowing Base is hereby decreased to $10,000,000. The Borrowing Base as adjusted hereby will remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the date next adjusted in accordance with the Credit Agreement.

Section 6.    Limited Waiver.

(a)    Background. The following Defaults or Events of Default exist (collectively, the “Existing Defaults”): (i) Energy One, LLC, a Wyoming limited liability company, a Guarantor, is not in good standing in Wyoming, (ii) BOG – Osage, LLC, an Oklahoma limited liability company, a Guarantor, was dissolved or sold by the Borrower and is no longer a Subsidiary of the Borrower, and (ii) the Borrower reorganized as a corporation under Delaware law without giving the Administrative Agent notice thereof.

(b)    Limited Waiver. The Borrower hereby requests that the Administrative Agent and the Lenders waive the Existing Defaults (collectively, the “Limited Waiver”). Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders party hereto hereby agree to the Limited Waiver.

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(c)    No Other Consent or Waiver. Except as otherwise expressly stated herein, nothing contained herein shall be construed as a consent to or waiver of any breach or failure to comply with the Credit Agreement or any Default or Event of Default, which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such breach, Default or Event of Default. Nothing contained herein shall affect or diminish the right of the Administrative Agent or the Lenders to require strict performance by each Loan Party of each provision of any Loan Document to which such Person is a party, except as expressly provided herein. All terms and provisions of the Loan Documents and all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects. The Limited Waiver granted in this Section 6 shall be effective only in this specific instance and for the specific purpose for which it is given, and this Limited Waiver shall not entitle the Borrower or Guarantors to any other or further waiver or consent in any similar or other circumstances.

Section 7.    Post-Closing Obligations. Within 45 days after the First Amendment Effective Date (or such later date to which Administrative Agent may agree in writing), the Borrower shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent:

(a)    Mortgages or Mortgage amendments, in each case, executed by the applicable Loan Parties covering Oil and Gas Properties of such Loan Parties such that the Mortgaged Properties represent at least 90% of the PV-10 of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report;

(b)    Title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties such that in the aggregate the Administrative Agent shall have had the opportunity to review satisfactory title information on Hydrocarbon Interests constituting at least 90% of the PV-10 of the Borrowing Base Properties evaluated by the most recently delivered Reserve Report;

(c)    the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into Swap Agreements sufficient to comply with the provisions of Section 8.19 of the Credit Agreement;

(d)    the Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the other Loan Parties other than Liens permitted by Section 9.03; and

(e)    the Administrative Agent shall have received an opinion of counsel for the Loan Parties, in form and of substance reasonably acceptable to the Administrative Agent.

Section 8.    Representations and Warranties. Before and after giving effect to this Amendment, the Borrower hereby confirms that (a) the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing. The execution, delivery, and performance by each Loan Party of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of such Person and do not violate any contractual or other obligation by which such Person is bound.

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Section 9.    Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party acknowledges and agrees that (a) the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of such Person under the Loan Documents to which such Person is a party, (b) each Loan Document to which such Person is a party shall remain in full force and effect and shall each continue to be the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, and (c) it has no claims or offsets against, or defenses or counterclaims to, any of the Loan Documents. To induce the Administrative Agent and Lenders to agree to the terms of this Agreement, each Loan Party represents and warrants that as of the First Amendment Effective Date, there are no claims or offsets or defenses or counterclaims to such Person’s obligations under the Loan Documents, and in accordance therewith each such Person: (i) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the First Amendment Effective Date; and (ii) releases and discharges the Administrative Agent and each Lender and its respective officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Person ever had, now has or claims to have or may have against any Released Party arising prior to the First Amendment Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party.

Section 10.    Effect of Amendment. Without limiting the generality of the foregoing, the consent, waiver and modifications set forth herein shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Loan Parties to, or an amendment of, any other term, provision, condition or covenant of the Credit Agreement or other Loan Documents, other than as specifically set forth herein; or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected hereby. This Amendment shall constitute a Loan Document for all purposes.

Section 11.    Confirmation of Security and Guaranty. Each Loan Party hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement as modified by this Amendment. Each Loan Party further confirms and agrees that the Guaranty Agreement that presently guarantees the Secured Obligations shall continue to guarantee, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement as modified by this Amendment.

Section 12.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “GOVERNING LAW; JURISDICTION; ETC.” are incorporated herein by reference for all purposes.

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Section 13.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Section 14.    Entirety. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

U.S. ENERGY CORP., a Delaware corporation

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	President and Chief Executive Officer

GUARANTORS:

ENERGY ONE LLC, a Wyoming limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	President and Chief Executive Officer

NEW HORIZON RESOURCES LLC, a North Dakota limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	President and Chief Executive Officer

COYOTE RESOURCES, LLC, a Montana limited liability company

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	President and Chief Executive Officer

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ADMINISTRATIVE AGENT:

FIRSTBANK SOUTHWEST, as Administrative Agent

By:	/s/ Dustin Hansen
Name:	Dustin Hansen
Title:	Executive Vice President

LENDERS:

FIRSTBANK SOUTHWEST, as a Lender and Issuing Bank

By:	/s/ Dustin Hansen
Name:	Dustin Hansen
Title:	Executive Vice President

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